Exhibit 99.1

News Release
TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077

For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

Transaction Systems Architects Announces Third Quarter Results

Strong financial performance supported by new and extended business;
Planned acquisition of S2 Systems to strengthen Company’s industry leadership

(OMAHA, Neb.— July 26, 2005)—Transaction Systems Architects, Inc. (Nasdaq: TSAI), today announced financial results for its third fiscal quarter ended June 30, 2005. Results for the quarter include revenues of $78.0 million, operating income of $15.2 million, net income of $10.0 million, diluted earnings per share of $.26, and operating cash flow of $18.0 million. The Company will hold a conference call at 5:00 p.m. EDT today (4:00 p.m. CDT) to discuss this information. Interested persons may access a real-time audio broadcast of the teleconference at: www.tsainc.com/investors.

Financial Highlights -
•	Revenues of $78.0 million versus $72.5 million, an 8 percent increase compared to the third quarter of fiscal 2004
•	Recurring revenues of $46.3 million, or 59 percent of total revenues, compared to $45.5 million, or 63 percent of total revenues, for the third quarter of fiscal 2004
•	Operating income of $15.2 million versus $13.0 million, a 17 percent increase compared to the third quarter of fiscal 2004
•	Operating cash flow of $18.0 million versus $23.1 million, a 22 percent decrease compared to the third quarter of fiscal 2004
•	Diluted earnings per share of $.26 versus $.49 in the third quarter of fiscal 2004, which included a net one-time tax benefit of $.28 per share
•	Twelve-month revenue backlog of $223.3 million versus $232.8 million, a 4 percent decrease compared to the third quarter of fiscal 2004
•	Company repurchased 959,746 shares for approximately $21.2 million during the third quarter of fiscal 2005
•	Company raises revenue and diluted earnings per share guidance for fiscal 2005

“We are pleased with our strong financial performance during the quarter,” said Philip G. Heasley, CEO. “These results, combined with new customer signings and our planned acquisition of S2 Systems, provide for continued profitable growth for TSA. We’re also celebrating ACI Worldwide’s 30-year anniversary this year, and we are pleased to recognize more than 30 of our customers who have been with us for 20 or more years. Our success has been made possible by these longstanding customer relationships.”

Third Quarter Results
The Company signed ten new customers during the third quarter.
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ACI Worldwide added six customers. Highlights include the signing of Smart Chip Manager (SCM) for a national identity program in a Middle Eastern country; the addition of four ACI Proactive Risk Manager’ (PRM) customers in the U.S., Latin America and Spain, bringing the Company’s PRM customer count to over 90; the licensing of 14 capacity upgrades which included three top 500 financial institutions and a major international payments network; and new applications with seven existing customers including BASE24-es’ to a top 20 financial institution for a pan-European ATM deployment solution.

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Insession Technologies added three customers. Highlights include the signing of additional applications with seven customers and a term extension for its ICE’ solution with a top 20 U.S. financial institution; the signing of a new customer for its transactional data management software solution through its distributor relationship with GoldenGate Software, Inc.’, and the signing of two new customers for its management tool for NonStop SQL/MP databases through its distributor relationship with Merlon Software Company.

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IntraNet Worldwide added one customer, licensing its money transfer solution to a top 20 U.S. financial institution. IntraNet also licensed two capacity upgrades and entered into 13 service contracts with existing customers.

Revenues detail for the quarter is as follows: the Americas’ revenues were $42.5 million, as compared to $40.2 million for the third quarter of fiscal 2004. The Americas’ revenues consisted of U.S. revenues of $31.6 million and Americas’ international revenues of $10.9 million, as compared to $30.1 million and $10.1 million, respectively, for the same period last year. Revenues for the Europe/Middle East/Africa region were $27.6 million, as compared to $23.0 million for the third quarter of fiscal 2004. Asia-Pacific’s revenues were $7.9 million, as compared to $9.4 million for the third quarter of 2004. Total international revenues were $46.4 million, or 60 percent of total revenues, as compared to $42.4 million, or 58 percent of total revenues, for the third quarter of fiscal 2004.

Revenues were comprised of software license fees of $37.7 million, maintenance fees of $24.9 million, and services of $15.4 million. Monthly license fees of $18.5 million, maintenance fees of $24.9 million and $2.9 million of services (facilities management fees) represent recurring revenue.

Operating income was $15.2 million, with an operating margin of 19.5 percent. This compared to operating income of $13.0 million, with an operating margin of 17.9 percent, for the same period last year. Net income was $10.0 million, or $.26 per diluted share, compared to $18.7 million, or $.49 per diluted share in the third quarter of fiscal 2004, which included a net one-time tax benefit of $10.6 million, or $.28 per diluted share.

Operating cash flow was $18.0 million compared to operating cash flow of $23.1 million in the third quarter of fiscal 2004. During the quarter, the Company repurchased 959,746 shares of its common stock for approximately $21.2 million. Through June 30, 2005 the Company has repurchased a total of 1,310,810 shares for approximately $29.2 million. Total shares outstanding were 37.2 million as of June 30, 2005. The Company’s cash, cash equivalents and marketable securities as of June 30, 2005 were $189.1 million.

Year-to-Date Results
Year-to-date revenues through June 30, 2005 totaled $234.2 million, as compared to $223.1 million for the same nine-month period in fiscal 2004, an increase of 5 percent. Operating income was $53.3 million as compared to $42.5 million for the same period last year, an increase of 25 percent. Net income was $34.1 million, or $.88 per diluted share, compared to $36.7 million, or $.97 per diluted share, which included a net one-time tax benefit of $10.6 million, or $.28 per diluted share. Operating cash flow was $48.5 million, as compared to $44.7 million for the same period last year, an increase of 9 percent.

As of June 30, 2005, the Company’s backlog was $223.3 million, as compared to $232.8 million last year. The recurring portion of backlog, which includes monthly license fees, maintenance fees and facilities management fees, amounted to $160.3 million. The non-recurring portion of backlog, which totaled $63.0 million, includes other software license fees and services.

The Company announced on June 29, 2005 its planned acquisition of S2 Systems, a global provider of electronic payments and network connectivity software. S2 will be integrated into TSA’s existing businesses, and is expected to be accretive to TSA’s financial performance in fiscal 2006. “We look forward to closing the planned acquisition of S2 which will increase our global customer base as well as add to our team of talented employees,” said Heasley. “We believe we are well positioned as the gold standard for single-message format payments and we expect to build on our market-leading franchise.”

The Company has raised its revenue estimate for fiscal 2005 from a range of $296 million to $312 million to a range of $306 million to $314 million. The Company has raised its diluted EPS estimate range from a range of $.97 to $1.12 to a range of $1.06 to $1.15.

About Transaction Systems Architects, Inc.
The Company’s software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company’s solutions are used on more than 1,755 product systems in 79 countries on six continents.

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Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts, and include words or phrases such as “management anticipates,”“the Company believes,”“the Company anticipates,”“the Company expects,”“the Company plans,”“the Company will,”“the Company is well-positioned” and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding the:

•	Company's continued profitable growth
•	Company’s expectation for growth in the single-message format payments business
•	amount of the Company’s recurring and non-recurring backlog
•	Company's revenue estimate and EPS estimate for fiscal 2005, and
•	planned acquisition of S2 Systems and its future prospects.

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release.

All of the foregoing forward-looking statements are expressly qualified by the risks factors discussed in the Company’s filings with the Securities and Exchange Commission. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed on December 14, 2004, the Company’s Form 10-Q/A filed on February 18, 2005, the Company’s Form 10-Q filed on May 10, 2005, and specifically the sections entitled “Factors That May Affect the Company's Future Results or the Market Price of the Company's Common Stock” in both the Form 10-K and Form 10-Qs, and the Company's Form 8-K filed July 1, 2005.

The risks identified in the Company’s filings with the Securities and Exchange Commission include:

•	Risks inherent in making an estimate of the Company's backlog which involves substantial judgment and estimates

•	Risks associated with the adverse financial accounting impact from the future adoption of the financial accounting standard for noncash compensation known as SFAS No. 123R, “Share-Based Payment”

•	Risks associated with tax positions taken by the Company which require substantial judgment and with which taxing authorities may not agree

•	Risks associated with the Company's concentration of business in the financial services industry

•	Risks associated with fluctuations in quarterly operating results and stock price volatility

•	Risks associated with conducting international operations

•	Risks regarding the Company’s new BASE24-es product

•	Risks associated with the Company's dependence on its BASE24 solution

•	Risks associated with the Company's dependence on the licensing of software products that operate on Hewlett-Packard (“HP”) NonStop servers

•	Risks associated with the complexity of the Company’s software products

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 Risks associated with the Company's acquisition of new products and services or enhancement of existing products and services through acquisitions of other companies, product lines, technologies and personnel, or through investments in other companies

•	Risks associated with the Company's ability to protect its proprietary rights

•	Risks associated with litigation in the software industry regarding intellectual property rights

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Risks associated with various lawsuits against the Company, including the lawsuits filed against the Company and certain directors and officers relating to its restatement of prior consolidated financial results, including the adequacy of insurance coverage and the possibility of additional litigation

•	Risks associated with the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the cost of such compliance

•	Risks associated with the new accounting standards, or revised interpretations or guidance regarding existing standards

•	Risks associated with the planned acquisition of S2 Systems

FINANCIAL HIGHLIGHTS FOLLOW

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TRANSACTION SYSTEMS ARCHITECTS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	September 30,
	2005	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$113,015	$134,198
Marketable securities	76,083	35,434
Billed receivables, net	45,754	44,487
Accrued receivables	6,387	11,206
Recoverable income taxes	-	11,524
Deferred income taxes, net	2,545	230
Other	10,192	6,901
Total current assets	253,976	243,980

Property and equipment, net	8,543	8,251
Software, net	2,053	1,454
Goodwill	46,792	46,706
Deferred income taxes, net	27,668	22,943
Other	3,462	2,124
Total assets	$342,494	$325,458

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of debt - financing agreements	$3,202	$7,027
Accounts payable	8,069	6,974
Accrued employee compensation	13,538	13,354
Income taxes payable	3,007	-
Deferred revenue	77,764	82,647
Accrued and other liabilities	11,212	9,890
Total current liabilities	116,792	119,892

Debt - financing agreements	406	2,327
Deferred revenue	19,508	15,427
Other	1,373	851
Total liabilities	138,079	138,497

Stockholders' equity:
Common stock	200	196
Treasury stock, at cost	(64,534)	(35,258)
Additional paid-in capital	266,850	254,715
Retained earnings (accumulated deficit)	11,194	(22,917)
Accumulated other comprehensive loss, net	(9,295)	(9,775)
Total stockholders' equity	204,415	186,961
Total liabilities and stockholders' equity	$342,494	$325,458

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TRANSACTION SYSTEMS ARCHITECTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues:
Software license fees	$37,656	$37,549	$128,415	$121,162
Maintenance fees	24,938	23,087	69,667	66,770
Services	15,409	11,896	36,153	35,144
Total revenues	78,003	72,532	234,235	223,076

Expenses:
Cost of software license fees	6,539	6,280	18,170	19,108
Cost of maintenance and services	14,102	13,390	41,756	43,108
Research and development	9,704	9,303	29,842	28,308
Selling and marketing	16,183	16,030	46,852	45,947
General and administrative	16,289	14,554	44,301	44,056
Total expenses	62,817	59,557	180,921	180,527
Operating income	15,186	12,975	53,314	42,549

Other income (expense):
Interest income	1,279	354	2,727	1,226
Interest expense	(102)	(284)	(407)	(1,196)
Other, net	(453)	995	(1,445)	3,069
Total other income (expense)	724	1,065	875	3,099
Income before income taxes	15,910	14,040	54,189	45,648
Income tax (provision) benefit	(5,915)	4,622	(20,078)	(8,969)
Net income	$9,995	$18,662	$34,111	$36,679

Earnings per share information:
Weighted average shares outstanding:
Basic	37,576	37,277	37,825	36,833
Diluted	38,312	38,352	38,598	38,009

Earnings per share:
Basic	$0.27	$0.50	$0.90	$1.00
Diluted	$0.26	$0.49	$0.88	$0.97

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